UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

FORM 8-K ___________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2008 (July 31, 2008)

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Superior Essex Inc.
(Exact name of registrant as specified in its charter)

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Delaware	000-50514	20-0282396
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

______________________ 150 Interstate North Parkway Atlanta, Georgia 30339 (Address of principal executive offices) (Zip Code)

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Registrant’s telephone number, including area code: (770) 657-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01            Changes in Control of Registrant.

     As previously announced, on June 11, 2008, Superior Essex Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Agreement”) with LS Corp. (formerly known as LS Cable Ltd.), a corporation organized under the laws of the Republic of Korea (“Parent”). The Agreement was joined by Cyprus Acquisition Merger Sub, Inc. (“Purchaser”), a Delaware corporation and an indirect subsidiary of New LS Cable, pursuant to a Joinder Agreement dated as of June 30, 2008. The Agreement was further joined by LS Cable Ltd. (“New LS Cable”), a newly established corporation organized under the laws of the Republic of Korea and a wholly owned subsidiary of Parent, pursuant to an Assignment and Joinder Agreement dated as of July 2, 2008. Pursuant to the Agreement, Purchaser commenced a tender offer on July 1, 2008 (the “Offer”) to purchase all of the outstanding shares of common stock, par value $0.01 per share, of the Company (the “Shares”) at a price of $45.00 per Share, net to the seller in cash, without interest thereon and less any amounts required to be withheld under applicable U.S. federal, state or local tax laws.

     The Offer expired at 5:00 p.m. (New York City time) on July 30, 2008. Pursuant to the Agreement and the Offer, on July 31, 2008, Purchaser accepted for payment all Shares validly tendered and not withdrawn prior to the expiration of the Offer, which Shares represented approximately 86.9% of the outstanding Shares. The funds for the purchase of the Shares pursuant to the Offer come from the proceeds of an equity investment by NPS-KBIC Private Equity Fund No. 1, a limited liability partnership organized under the laws of the Republic of Korea, together with borrowings by Cyprus Investments, Inc., a Delaware corporation and direct parent of Purchaser, under a senior secured bridge loan facility.

     The Agreement provides that, promptly upon the purchase by Purchaser of the Shares pursuant to the Offer, and from time to time thereafter, Purchaser is entitled to designate such number of directors, rounded up to the next whole number, on the Company’s Board of Directors (the “Board”) as is equal to the product of (x) the total number of directors on the Board (determined after giving effect to the directors elected pursuant to such designation) and (y) the percentage that the number of Shares purchased by Purchaser in the Offer bears to the total number of Shares outstanding. Purchaser has not exercised this right.

     As a result of Purchaser controlling more than 50% of the Company’s voting power and its ability to appoint directors to the Board, the Company qualifies as a “controlled company” as defined in Rule 4350(c)(5) of the NASDAQ Marketplace Rules. Therefore, the Company is exempt from the requirements of Rule 4350(c) of the NASDAQ Marketplace Rules with respect to the Board being comprised of a majority of “independent directors” as defined by the NASDAQ Marketplace Rules and the related rules covering the independence of directors serving on the Compensation Committee and the Nominating and Governance Committee of the Board.

     The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which was filed as Exhibit 2.1 to the Form 8-K filed by the Company on June 13, 2008.

Item 5.02.           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
                             Compensatory Arrangements of Certain Officers.

     On July 30, 2008, Parent and New LS Cable entered into a guarantee agreement with each of Stephen M. Carter, David S. Aldridge, Justin F. Deedy, Jr. and Barbara L. Blackford to guaranty the Company’s obligations under each of the Amended and Restated Employment Agreements entered into with those individuals concurrent with the execution with the Agreement. The form of guarantee agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01            Financial Statements and Exhibits.

(d)       Exhibits

10.1     Form of Guarantee Agreement (incorporated herein by reference to Exhibit (e)(10) of Amendment No. 1 to Schedule
            14D-9 filed with the SEC by the Company on July 31, 2008).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2008

SUPERIOR ESSEX INC.

By:	/s/ David S. Aldridge
David S. Aldridge
Executive Vice President, Chief Financial Officer
and Treasurer

EXHIBIT INDEX

Exhibit
No.	Description of Exhibit

10.1	Form of Guarantee Agreement (incorporated herein by reference to Exhibit (e)(10) of Amendment No. 1 to Schedule 14D-9 filed with the SEC by the Company on July 31, 2008).